UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SOUTHWEST AIRLINES CO.
(Name of Registrant as Specified In Its Charter)

ELLIOTT INVESTMENT MANAGEMENT L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

ELLIOTT INVESTMENT MANAGEMENT GP LLC

PAUL E. SINGER

MICHAEL CAWLEY

DAVID CUSH

SARAH FEINBERG

JOSHUA GOTBAUM

DAVID GRISSEN

NANCY KILLEFER

ROBERT MILTON

GREGG SARETSKY

EASWARAN SUNDARAM

PATRICIA WATSON

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

Item 1: On September 26, 2024, Elliott issued the following press release:

Elliott Statement on Southwest Airlines’ Investor Day

WEST PALM BEACH, FLA. (September 26, 2024) – Elliott Investment Management L.P. (“Elliott”), today released the following statement on behalf of Partner John Pike and Portfolio Manager Bobby Xu regarding Southwest Airlines Co. (NYSE: LUV) (the “Company” or “Southwest”):

Today’s Investor Day will have a familiar ring for many shareholders: Another promise of a better tomorrow from the same people who have created the problems we face today. Without credible leadership that can execute, this plan – filled with long-dated promises of better performance – risks becoming the latest in Southwest’s long series of failed improvement initiatives.

In 2021 and 2022, Southwest made similar promises of billions of dollars in profitability enhancements. Instead, we’ve seen billions of dollars of profitability deterioration under the leadership of CEO Bob Jordan.

The Board continues to evade the most critical question facing Southwest: Why is Mr. Jordan – who has delivered years of unacceptable financial results and, until very recently, was dismissive of the actions announced today – the right leader to execute on these “transformative” changes?

The answer is clear: He is not. We came away from extensive engagement with Southwest’s leadership – including in-person meetings and more than a dozen phone calls – even more convinced that current leadership is incapable of delivering on Southwest’s potential. Today’s announcement that adding assigned seating and premium products will take multiple years to implement – when peers have implemented similar changes in much shorter time frames – is further evidence that Mr. Jordan lacks the vision and capability to execute on these initiatives. This is yet another long-dated promise through which Mr. Jordan is playing for time, not success, but he is playing with shareholders’ money.

We remain determined to call a special meeting at which shareholders’ voices can be heard. We encourage our fellow shareholders to call back their shares and prepare to elect an independent best-in-class Board of Directors capable of securing a stronger Southwest for its customers, employees and shareholders.

To learn more about Elliott’s investment in Southwest, please visit StrongerSouthwest.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Nancy Killefer, Robert Milton, Gregg Saretsky, Easwaran Sundaram and Patricia Watson.

As of the date hereof, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock, $1.00 par value per share (the “Common Stock”), outstanding. As of the date hereof, EIM, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to the shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries, beneficially owns 61,116,500 shares of Common Stock. Additionally, as of the date hereof, the Elliott Funds are party to notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 4,808,000 shares of Common Stock (the “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by EIM, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of EIM. Singer is the sole managing member of EIM GP. As of the date hereof, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, Mr. Sundaram holds 2,073 shares of Common Stock, and Ms. Watson beneficially owns 5,243 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,279 shares of Common Stock held by her spouse.

About Elliott

Elliott Investment Management L.P. (together with its affiliates, “Elliott”) manages approximately $69.7 billion of assets as of June 30, 2024. Founded in 1977, it is one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Media Contact:

Casey Friedman
Elliott Investment Management L.P.
(212) 478-1780
cFriedman@elliottmgmt.com

Item 2: Also on September 26, 2024, Elliott posted updated materials to www.strongersouthwest.com, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on September 26, 2024, Elliott updated www.strongersouthwest.com to contain the following updated disclosure legend in the footer of each page:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Nancy Killefer, Robert Milton, Gregg Saretsky, Easwaran Sundaram and Patricia Watson.

As of September 26, 2024, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock, $1.00 par value per share (the “Common Stock”), outstanding. As of September 26, 2024, EIM, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to the shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries, beneficially owns 61,116,500 shares of Common Stock. Additionally, as of September 26, 2024, the Elliott Funds are party to notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 4,808,000 shares of Common Stock (the “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by EIM, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of EIM. Singer is the sole managing member of EIM GP. As of September 26, 2024, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, Mr. Sundaram holds 2,073 shares of Common Stock, and Ms. Watson beneficially owns 5,243 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,279 shares of Common Stock held by her spouse.